CDI Corp. Reports Second Quarter 2017 Results

-- On July 31, 2017, announced definitive agreement to be acquired by affiliates of AE Industrial Partners, LLC --

PHILADELPHIA, Aug. 8, 2017 /PRNewswire/ -- CDI Corp. (NYSE: CDI, the "Company") today reported results for the second quarter ended June 30, 2017.

Second Quarter 2017 Overview

  Second quarter revenue of $169.5 million versus $226.7 million in second quarter 2016, or $206.2 million in second quarter 2016 excluding CDI AndersElite Limited ("Anders"), which was sold in September 2016
  Second quarter net loss of $7.9 million, or $(0.42) per diluted share, versus net loss of $7.5 million in second quarter 2016, or $(0.39) per diluted share
  Second quarter adjusted EBITDA1 loss of $1.4 million versus a loss of $2.7 million in second quarter 2016
  Second quarter cash flow from operating activities of $11.5 million, and total liquidity of $114.5 million as of June 30, 2017

Summary Results from Operations for the Second Quarter 2017

For the second quarter 2017, revenue of $169.5 million compares to prior-year second quarter revenue of $206.2 million, adjusting for the sale of Anders.

Enterprise Talent revenue of $86.8 million compares to prior-year second quarter revenue of $133.5 million, or $113.0 million excluding Anders.

Specialty Talent & Technology Solutions revenue of $17.2 million compares to prior-year second quarter revenue of $19.1 million. Specialty Talent revenue of $9.9 million compares to prior-year second quarter revenue of $11.0 million, while Technology Solutions revenue of $7.3 million compares to prior-year second quarter revenue of $8.2 million.

Engineering Solutions revenue of $54.3 million compares to prior-year second quarter revenue of $61.2 million. Energy, Chemicals and Infrastructure (EC&I) revenue of $26.2 million compares to prior-year second quarter revenue of $33.3 million. Aerospace and Industrial Equipment (AIE) revenue of $12.0 million compares to prior-year second quarter revenue of $12.5 million. Government Services revenue of $16.1 million compares to prior-year second quarter revenue of $15.3 million.

1 Adjusted EBITDA excludes from net loss interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, certain corporate development related items, reserve for project-related disputes, earnout adjustments and real estate exit and related charges. See the financial tables accompanying this release for more information on non-GAAP financial measures and the reconciliation of these measures to GAAP measures.

Management Recruiters International, Inc. (MRI) revenue of $11.1 million compares to prior-year second quarter revenue of $12.9 million. Contract Staffing revenue of $8.6 million compares to prior-year second quarter revenue of $9.8 million, while Royalty & Franchise Fees of $2.5 million compare to the prior-year figure of $3.2 million.

Gross profit of $32.3 million compares to prior-year second quarter gross profit of $42.1 million, or $38.6 million excluding Anders, a decline of $6.3 million. Gross margin when excluding Anders increased 30 basis points year-over-year, to 19.1%.

The Company reported an operating loss in the second quarter of $6.3 million compared to an operating loss of $6.5 million in the year-ago quarter.

Operating and administrative expenses in the second quarter were $38.5 million versus prior-year first quarter of $48.3 million, or $44.0 million excluding Anders, an improvement of $5.5 million.

More detailed segment data are included in the tables accompanying this release and in the Company's Form 10-Q Report.

Balance Sheet and Liquidity

CDI ended the second quarter with $19.2 million in cash and cash equivalents versus $3.2 million at the end of 2016 and $4.7 million as of June 30, 2016. The Company had $15.9 million of debt outstanding as of June 30, 2017, versus no debt outstanding at December 31, 2016, and $25.9 million outstanding as of June 30, 2016. Cash flow from operating activities was $3.7 million for the first half of 2017 versus a deficit of $7.7 million in the prior-year period. Liquidity, including availability under CDI's bank and credit facilities, totaled $114.5 million at June 30, 2017, versus $125.5 million at the end of 2016 and $120.9 million at June 30, 2016.

Agreement to Be Acquired by Affiliates of AE Industrial Partners, LLC

On July 31, 2017, CDI announced that it entered into a definitive agreement to be acquired by affiliates of AE Industrial Partners, LLC ("AEI"), a private equity investor specializing in aerospace, power generation, and specialty industrial companies. Pursuant to the agreement, AEI will acquire all of the outstanding shares of the Company's common stock for $8.25 per share in an all-cash tender offer and follow-on merger. Additional details of the agreement were set forth in a Form 8-K filed with the Securities Exchange Commission on August 1, 2017.

In light of the agreement with AEI, CDI will not host a conference call to discuss second quarter results or provide a business outlook.

About CDI

CDI Corp. (NYSE: CDI) seeks to create extraordinary outcomes with our clients by delivering solutions based on highly skilled and professional talent. Our business is comprised of four segments: Enterprise Talent, Specialty Talent & Technology Solutions, Engineering Solutions, and MRI. We provide engineering, information technology, and staffing solutions to clients in multiple industries, including aerospace, chemicals, energy, industrial equipment, infrastructure, and technology, as well as municipal and state governments and the U.S. Department of Defense. We have offices and delivery centers in the U.S. and Canada. In addition, we also provide recruiting and staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com.

Notice to Investors

The tender offer for the outstanding common stock of CDI has not yet commenced. This communication is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of CDI. The solicitation and offer to buy common stock of CDI will only be made pursuant to an Offer to Purchase and related materials. At the time the tender offer is commenced, Nova Intermediate Parent, LLC and Nova Merger Sub, Inc. will file a tender offer statement on Schedule TO with the SEC and CDI will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Investors are urged to read these materials when they become available, as well as any other relevant documents filed with the SEC when they become available, carefully and in their entirety because they will contain important information, including the terms and conditions of the tender offer. Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that CDI files with the SEC at the SEC's website at www.sec.gov, or free of charge from CDI at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

Certain statements in this news release and from time to time in other filings with the Securities and Exchange Commission (SEC), and other written and oral communications made by us and our representatives, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including, but not limited to, statements about the pending acquisition of the Company and our plans, strategies, adequacy of resources and future financial results, are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar references to future periods. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on expectations, estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: risks and uncertainties related to the pending acquisition of the Company by an affiliate of AEI, Nova Intermediate Parent, LLC, including the timing of completion of the associated tender offer and follow-on merger; how many of our stockholders will tender their shares in the offer; the possibility that various closing conditions for the offer or the merger may not be satisfied or waived; the possibility that competing offers will be made; possible litigation related to the offer and the merger; the impact of the offer and the merger on our operations and business and on our relationships with our employees, clients and suppliers; weakness or volatility in general economic conditions and levels of capital spending by clients in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' projects or the inability of our clients to pay our fees; the termination of one or more major client contracts or projects; the uncertain timing and funding of new contract awards and renewals; a high concentration of our business with a few large clients; restrictions on the availability of funds and on our activities under our asset-based, secured credit facility; improper disclosure or loss of sensitive or confidential company, client, government, employee or candidate information, including personal data; and the possibility of incurring liability for our business activities, including, but not limited to, the activities of our professional employees and our temporary employees. More detailed information about these and other risks and uncertainties may be found in our filings with the SEC, particularly in the "Risk Factors" sections in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This news release contains financial information calculated other than pursuant to U.S. Generally Accepted Accounting Principles (GAAP). In particular, it includes Adjusted EBITDA and Adjusted EBITDA Margin which are adjusted to exclude from net loss interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, certain corporate development related costs, reserve for project-related disputes, earnout adjustments, real estate exit and related charges, and Adjusted EPS which excludes from diluted earnings per common share, restructuring and other related costs, certain corporate development related costs, reserve for project-related disputes, earnout adjustments, amortization of acquired intangibles, real estate exit and related charges, and the related income tax effect. We present these as supplemental measures of performance.

These non-GAAP measures have limitations as analytical tools, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EPS as analytical tools are: (i) these measures do not reflect all our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) these measures do not reflect changes in, or cash requirements for, our working capital needs; (iii) these measures do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; (v) share-based compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it from Adjusted EBITDA as an expense when evaluating our ongoing operating performance for a particular period; (vi) these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and (vii) other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

We present these non-GAAP financial measures because we believe these assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are also used by management in its evaluation of core operations and financial and operational decision-making.

CDI CORP. AND SUBSIDIARIES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Consolidated Statements of Operations:	2017	2016	2017	2016

Revenue	$169,468	$226,693	$357,033	$460,217
Cost of services	137,184	184,598	290,630	374,847
Gross profit	32,284	42,095	66,403	85,370
Operating and administrative expenses (1), (2)	38,541	48,315	78,519	95,362
Restructuring and other related costs (3)	—	240	—	289
Operating loss	(6,257)	(6,460)	(12,116)	(10,281)
Other income (expense), net	(309)	(452)	(722)	(601)
Loss before income taxes	(6,566)	(6,912)	(12,838)	(10,882)
Income tax expense	1,325	572	1,890	1,419
Net loss	$(7,891)	$(7,484)	$(14,728)	$(12,301)

Earnings (loss) per common share:
Basic and diluted	$(0.42)	$(0.39)	$(0.79)	$(0.63)
Weighted-average shares outstanding - Basic and Diluted	18,739	19,174	18,709	19,427

Selected Balance Sheet Data:	June 30, 2017	December 31, 2016

Cash and cash equivalents	$19,186	$3,165
Accounts receivable, net	167,762	178,365
Total current assets	201,761	196,368
Total assets	292,185	289,292
Total current liabilities	96,144	80,870
Total equity	176,661	188,976

	Six Months Ended
	June 30,
Selected Cash Flow Data:	2017	2016

Net cash provided by (used in) operating activities	$3,666	$(7,742)
Depreciation and amortization	4,156	5,707
Capital expenditures	1,306	4,475

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Earnings and Other Financial Data:	2017	2016	2017	2016

Gross margin	19.1%	18.6%	18.6%	18.5%
Operating and administrative expenses as a percentage of revenue	22.7%	21.3%	22.0%	20.7%
Operating margin	(3.7)%	(2.8)%	(3.4)%	(2.2)%
Effective income tax rate	(20.2)%	(8.3)%	(14.7)%	(13.0)%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Segment Data:	2017	2016	2017	2016

Enterprise Talent
Revenue:
North America Staffing	$86,820	$112,978	$188,981	$229,662
UK Staffing (4)	—	20,502	—	43,467
Total revenue	$86,820	$133,480	$188,981	$273,129
Gross profit	$8,779	$15,434	$19,093	$31,915
Gross margin	10.1%	11.6%	10.1%	11.7%
Operating profit (3), (5)	$764	$(458)	$2,544	$677
Operating margin	0.9%	(0.3)%	1.3%	0.2%

Specialty Talent and Technology Solutions
Revenue:
Specialty Talent	$9,864	$10,951	$20,037	$20,971
Technology Solutions	7,344	8,178	15,085	16,551
Total revenue	$17,208	$19,129	$35,122	$37,522
Gross profit	$4,683	$5,510	$9,638	$10,822
Gross margin	27.2%	28.8%	27.4%	28.8%
Operating profit (loss) (1), (5)	$(1,163)	$(436)	$(2,205)	$9
Operating margin	(6.8)%	(2.3)%	(6.3)%	—%

Engineering Solutions
Revenue:
Energy, Chemicals and Infrastructure (EC&I)	$26,161	$33,279	$53,584	$67,230
Aerospace and Industrial Equipment (AIE)	12,030	12,525	24,645	25,656
Government Services	16,125	15,349	32,283	31,521
Total revenue	$54,316	$61,153	$110,512	$124,407
Gross profit	$13,490	$14,776	$26,971	$30,253
Gross margin	24.8%	24.2%	24.4%	24.3%
Operating loss (2),(3), (5)	$(3,420)	$(2,943)	$(6,021)	$(4,878)
Operating margin	(6.3)%	(4.8)%	(5.4)%	(3.9)%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$8,575	$9,752	$17,447	$18,979
Royalties and Franchise Fees	2,549	3,179	4,971	6,180
Total revenue	$11,124	$12,931	$22,418	$25,159
Gross profit	$5,332	$6,375	$10,701	$12,380
Gross margin	47.9%	49.3%	47.7%	49.2%
Operating profit (5)	$1,520	$1,081	$1,769	$1,664
Operating margin	13.7%	8.4%	7.9%	6.6%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Non-GAAP Financial Measures:	2017	2016	2017	2016

Adjusted EBITDA (6)	$(1,444)	$(2,744)	$(4,050)	$(3,510)
Adjusted EBITDA margin (6)	(0.9)%	(1.2)%	(1.1)%	(0.8)%
Adjusted operating expenses (6)	$33,735	$44,685	$70,461	$88,820
Adjusted EPS (6)	$(0.30)	$(0.33)	$(0.63)	$(0.57)

(1)

In the first quarter of 2016, the Company's Specialty Talent and Technology Solutions segment recorded a benefit to "Operating and administrative expenses" of $0.8 million related to the reversal of an acquisition-related earnout.

(2)

In the second quarter of 2017, the Company's Engineering Solutions segment recorded an expense to "Operating and administrative expenses" of $1.2 million related to real estate exit and related charges in the EC&I business.

(3)

The following table summarizes the amount of "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2015 by reporting segment for the indicated periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Restructuring and other related costs:
Enterprise Talent	$—	$90	$—	$102
Engineering Solutions	—	149	—	186
Corporate	—	1	—	1
Total restructuring and other related costs	$—	$240	$—	$289

(4)	On September 16, 2016, the Company completed the sale of CDI AndersElite Limited (Anders), the Company's UK staffing business.

(5)	The following table summarizes the amount of depreciation and amortization recognized by reporting segment for the indicated periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Depreciation and amortization:
Enterprise Talent	$152	$315	$307	$631
Specialty Talent and Technology Solutions	436	652	876	1,654
Engineering Solutions	978	1,197	1,992	2,468
MRI	68	66	136	132
Corporate	412	395	845	822
Total Depreciation and amortization	$2,046	$2,625	$4,156	$5,707

(6)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted operating expenses and Adjusted EPS are non-GAAP financial measures. Adjusted EBITDA is calculated by excluding from net loss, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, certain corporate development-related costs, reserve for project-related disputes, earnout adjustments and real estate exit and related charges. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.  Adjusted operating expenses excludes from operating expenses, which is the sum of  "Operating and administrative expenses", "Restructuring and other related costs" in the consolidated statements of operations, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, certain corporate development-related costs, reserve for project-related disputes, earnout adjustments and real estate exit and related charge. Adjusted EPS excludes from diluted earnings per common share, restructuring and other related costs, certain corporate development-related costs, reserve for project-related disputes, earnout adjustments, amortization of acquired intangibles, real estate exit and related charges and the related specific income tax effect. See reconciliation of these non-GAAP financial measures to U.S. GAAP financial measures below.

Reconciliations of non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net loss to Adjusted EBITDA:
Net loss	$(7,891)	$(7,484)	$(14,728)	$(12,301)
Interest expense, net	316	298	730	541
Income tax expense	1,325	572	1,890	1,419
Depreciation and amortization	2,046	2,625	4,156	5,707
Restructuring and other related costs (a)	—	240	—	289
Share-based compensation (b)	648	463	1,283	1,156
Corporate development related (c)	893	9	1,400	25
Reserve for project-related disputes (d)	—	500	—	500
Earnout adjustments (e)	—	33	—	(846)
Real estate exit and related charges (f)	1,219	—	1,219	—
Adjusted EBITDA	$(1,444)	$(2,744)	$(4,050)	$(3,510)
Adjusted EBITDA margin	(0.9)%	(1.2)%	(1.1)%	(0.8)%

Operating expenses to Adjusted operating expenses:
Operating expenses (g)	$38,541	$48,555	$78,519	$95,651
Depreciation and amortization	2,046	2,625	4,156	5,707
Restructuring and other related costs (a)	—	240	—	289
Share-based compensation (b)	648	463	1,283	1,156
Corporate development related (c)	893	9	1,400	25
Reserve for project-related disputes (d)	—	500	—	500
Earnout adjustments (e)	—	33	—	(846)
Real estate exit and related charges (f)	1,219	—	1,219	—
Adjusted operating expenses	$33,735	$44,685	$70,461	$88,820

EPS to Adjusted EPS:
Earnings (loss) per common share - diluted	$(0.42)	$(0.39)	$(0.79)	$(0.63)
Restructuring and other related costs (a)	—	0.01	—	0.01
Corporate development related (c)	0.05	—	0.07	—
Reserve for project-related disputes (d)	—	0.03	—	0.03
Earnout adjustments (e)	—	—	—	(0.04)
Amortization of acquired intangibles (h)	0.02	0.03	0.04	0.08
Real estate exit and related charges (f)	0.06	—	0.06	—
Income tax effect (i)	(0.01)	(0.01)	(0.01)	(0.02)
Adjusted EPS	$(0.30)	$(0.33)	$(0.63)	$(0.57)

(a)	Represents "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plan undertaken during 2015.
(b)	Represents share-based compensation expense included in "Operating and administrative expenses" in the consolidated statements of operations.
(c)

Represents incremental costs associated with corporate development related activities, including the acquisition and divestiture of businesses and the pursuit of strategic alternatives and activities leading to the merger agreement with AEI, included in "Operating and administrative expenses" in the consolidated statements of operations.

(d)	Represents the impact to "Operating and administrative expenses" in the consolidated statements of operations related to an increase in reserves for project-related disputes.
(e)	Represents an expense (benefit) from earnout adjustments associated with the acquisition of businesses included in "Operating and administrative expenses" in the consolidated statements of operations.
(f)	Represents a real estate exit and related charges in connection with the consolidation of facilities included in "Operating and administrative expenses" in the consolidated statements of operations.
(g)

Operating expenses include "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition of business interests" in the consolidated statements of operations.

(h)

Represents the EPS impact to "Operating and administrative expenses" in the consolidated statements of operations related to the amortization of definite-lived intangibles identified as a result of acquisitions completed during the fourth quarter of 2015.

(i)	Represents the aggregate income tax effect of each of the adjustments to diluted earnings per common share based on the specific income tax effect, including any related deferred tax adjustments.

Summary of Historical Impact of Anders on Reported Results

Supplemental Non-GAAP Financial Measures:	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2016	2016

Revenue excluding Anders (i)	$206,191	$416,750
Gross Profit excluding Anders (i)	38,642	78,058
Operating and administrative expenses excluding Anders (i), (ii)	44,015	86,694
Depreciation and amortization excluding Anders (i)	2,469	5,388

(i)

Revenue excluding Anders, Gross profit excluding Anders, Operating and administrative expenses excluding Anders, and Depreciation and amortization excluding Anders are non-GAAP financial measures. Revenue, Gross profit, Operating and administrative expenses and Depreciation and amortization excluding Anders exclude from the Company's consolidated revenue, gross profit, operating and administrative expenses and depreciation and amortization, the revenue, gross profit, operating and administrative expenses, depreciation and amortization of UK-based CDI AndersElite Limited, which was sold in September 2016.  See reconciliation of these supplemental non-GAAP financial measures to U.S. GAAP financial measures below.

(ii)

Operating and administrative expenses include depreciation and amortization expense, share-based compensation expense, certain corporate development-related costs and earnout adjustments as detailed in the above reconciliation of Operating expenses to Adjusted operating expenses.

Reconciliations of Supplemental non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2016	2016

Revenue to Revenue excluding Anders:
Revenue	$226,693	$460,217
Anders Revenue	20,502	43,467
Revenue excluding Anders	$206,191	$416,750

Gross Profit to Gross Profit excluding Anders:
Gross profit	$42,095	$85,370
Anders Gross profit	3,453	7,312
Gross profit excluding Anders	$38,642	$78,058

Operating and Administrative Expenses to Operating and Administrative Expenses excluding Anders:
Operating and administrative expenses (i)	$48,315	$95,362
Anders Operating and administrative expenses	4,300	8,668
Operating and administrative expenses excluding Anders	$44,015	$86,694

Depreciation and Amortization to Depreciation and Amortization excluding Anders:
Depreciation and amortization	$2,625	$5,707
Anders Depreciation and amortization	156	319
Depreciation and amortization excluding Anders	$2,469	$5,388

(i)

Operating and administrative expenses include depreciation and amortization expense, share-based compensation expense, certain corporate development-related costs and earnout adjustments as detailed in the above reconciliation of Operating expenses to Adjusted operating expenses.

CONTACT: Investor Relations, Vance Edelson, ICR LLC, 215-278-8230, InvestorRelations@CDICorp.com